SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    June 30, 2000

                                   GAIAM, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Colorado                        0-27515                84-1113527
(State or Other Jurisdiction         (Commission            (IRS Employer
     of Incorporation)                File Number)         Identification No.)


360 Interlocken Blvd., Suite 300
Broomfield, Colorado                                       80021
(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code:    (303) 222-3600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Item 2.  Acquisition or Disposition of Assets.

     On June 30, 2000, Gaiam, Inc. ('Gaiam') and WholePeople.com, Inc. ('Amrion') contributed certain of their Internet properties (the 'Contribution') into a newly formed company subsequently renamed Gaiam.com, Inc. ('Gaiam.com'). The Contribution was made pursuant to the terms of a contribution agreement dated as of June 19, 2000 among Gaiam, Amrion, and certain related parties (the 'Contribution Agreement'). In exchange for the contributed Internet properties, Gaiam received 50.1% of Gaiam.com's common stock and Amrion received the remaining 49.9% of Gaiam.com's common stock. Gaiam.com, which will continue its Internet e-commerce business, will be consolidated by Gaiam with Gaiam's other operations.

     Pursuant to the Contribution Agreement, Gaiam and Amrion also agreed to certain marketing arrangements. Jirka Rysavy, the Chief Executive Officer of Gaiam, will serve as Chairman of the Board of Directors and John Mackey, the Chief Executive Officer of Amrion, will serve as President. Both individuals will jointly share the role of Chief Executive Officer of Gaiam.com. This summary of the Contribution Agreement is qualified in its entirety by reference to the copy of the Contribution Agreement attached as Exhibit 10.1 and incorporated by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

     In accordance with the provisions of the instructions to Item 7(a), financial statements required by Item 7(a) will be filed not later than 60 days after the date this report on Form 8-K must be filed.

(b)      Pro Forma Financial Information.

     In accordance with the provisions of the instructions to Item 7(b), pro forma financial information required by Item 7(b) will be filed not later than 60 days after the date this report on Form 8-K must be filed.

(c)      Exhibits.

     10.1 Contribution Agreement dated June 19, 2000 by and among Gaiam, Inc., Gaiam.com, Inc., WholePeople.com, Inc., WPcom Colorado, Inc., WP Internet Company and GnewCo, Inc., as amended on July 10, 2000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GAIAM, INC.


                                            By:     /s/ Jirka Rysavy
                                            Name:   Jirka Rysavy
                                            Title:  Chief Executive Officer

Date: July 11, 2000



                                  Exhibit Index


10.1 Contribution Agreement dated June 19, 2000 by and among Gaiam, Inc., Gaiam.com, Inc., WholePeople.com, Inc., WPcom Colorado, Inc., WP Internet Company and Gnewco, Inc., as amended on July 10, 2000.



                                  Exhibit 10.1

                             CONTRIBUTION AGREEMENT
                                      among
                                  GAIAM, INC.,
                                GAIAM.COM, INC.,
                              WHOLEPEOPLE.COM, INC.
                              WPCOM COLORADO, INC.
                                       and
                               WP INTERNET COMPANY
                                       of
                                  GNEWCO, INC.

                                  June 19, 2000
                          as amended on July 10, 2000

LIST OF EXHIBITS

Exhibit A - Articles of Incorporation of the Company
Exhibit B - Bylaws of the Company
Exhibit C - Note
Exhibit D - Long-Term Incentive Plan
Exhibit E - Financial Statements
Exhibit F - Agreement
Exhibit G - Gaiam.com Merger Agreement
Exhibit H - WPinternetCo Merger Agreement
Exhibit I - Registration Rights Agreement
Exhibit J - Organizational Consent of GnewCo, Inc.


LIST OF SCHEDULES

WPcom Internet Assets
Assumed Liability Schedule
WPcom Exceptions
WPcom Contracts
Gaiam.com Exceptions
Gaiam.com Contracts

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this 'Agreement' or this 'Contribution Agreement') is made effective as of June 19, 2000, as amended on July 10, 2000, among GAIAM, INC., a Colorado corporation ('Gaiam'), GAIAM.COM, INC., a Colorado corporation and a wholly-owned subsidiary of Gaiam ('Gaiam.com'), WHOLEPEOPLE.COM, INC., a Delaware corporation ('WPcom'), WPCOM COLORADO, INC., a Colorado corporation and a wholly-owned subsidiary of WPcom ('WP Colorado'), WP INTERNET COMPANY, a Colorado corporation and a wholly-owned subsidiary of WP Colorado ('WPinternetCo'), and GNEWCO, INC., a newly-formed Colorado corporation (the 'Company'). Together, Gaiam, WPcom, the Company, WPinternetCo, WP Colorado and Gaiam.com shall be referred to in this Agreement as the 'Parties,' and each of them shall be referred to as a 'Party.' Capitalized terms not otherwise defined in this Agreement have the meaning ascribed to such terms in Article I.

                                RECITALS

     WHEREAS, Gaiam and WPcom desire to form a corporation, to be known as 'GnewCo, Inc.' to conduct a healthy lifestyles internet business; and

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, WP Colorado desires to make a capital contribution to WPInternetCo of certain assets in return for which WP Colorado shall receive shares of capital stock of WPInternetCo;

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, WP Colorado desires to exchange the capital stock of WPinternetCo for shares of Common Stock of the Company ('Company Common Shares') with the rights set forth in the Company's Articles of Incorporation attached hereto as Exhibit A (the 'Articles');

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Gaiam shall make a capital contribution to the Company of 5,441,537 shares of Gaiam.com Class A Common Stock, par value $.0001 per share, and 5,400,000 shares of Gaiam.com Class B Common Stock, par value $.0001 per share in return for which Gaiam shall receive Company Common Shares, with the rights set forth in the Articles; and

     WHEREAS, Gaiam and WPcom desire to merge (i) WPinternetCo with and into the Company and (ii) Gaiam.com with and into the Company, and to thereafter change the name of the Company to 'Gaiam.com, Inc.'

         NOW, THEREFORE, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

     'Affiliate' has the meaning, with respect to any Person, set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended as of the Closing Date.

     'Articles' has the meaning set forth in the Recitals of this Agreement.

     'Assumed Liabilities' has the meaning set forth in Section 2.2 of this Agreement.

     'Business Day' means any day excluding a Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or is a day on which banking institutions located in such state are closed.

     'Bylaws' means the Bylaws of the Company, attached to this Agreement as Exhibit B.

     'Closing' has the meaning set forth in Section 2.8 of this Agreement.

     'Closing Date' means the date of the Closing.

     'Code' means the Internal Revenue Code of 1986, as amended, and the temporary, proposed and final Treasury Regulations promulgated thereunder, and any reference to a section of the Code shall include any successor section or provision of the Code.

     'Company' has the meaning as set forth in the Preface of this Agreement.

     'Company Class A Preferred' means the Company's Class A Senior Preferred Stock, par value $.0001 per share.

     'Company Common Shares' has the meaning as set forth in the Recitals of this Agreement.

     'Confidential Information' means any information concerning the businesses and affairs of WPcom or its Subsidiaries or Gaiam or its Subsidiaries, as the case may be, that is not already generally available to the public.

     'Conveyance Documents' has the meaning set forth in Section 2.8(c) of this Agreement.

     'Court' shall mean any court, federal, state or local, or arbitration tribunal.

     'Drop Date' has the meaning set forth in Section 8.1(d) of this Agreement.

     'Employee Benefit Plan' means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an 'employee pension benefit plan' (as defined in Section 3(2) of ERISA) (b) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan, (c) qualified defined benefit retirement plan or arrangement which is an employee pension benefit plan (including any multiemployer plan as defined in Section 3(37) of ERISA), or (d) 'employee welfare benefit plan' (as defined in Section 3(1) of ERISA).

     'Environmental  Law or  Laws'  shall  mean  any  and  all  laws,  statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to the protection of the environment, as in effect at the applicable time and that are applicable to a specified Person and such Person's Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ('CERCLA'), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 ('RCRA'), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. For purposes of the Agreement, 'Environmental Laws' shall not include laws primarily related to the protection of human health and safety and the terms 'hazardous substance' and 'releases' have the meanings specified in CERCLA (but without regard to the exclusions set forth in the definition of hazardous substance); provided, however, that to the extent other federal laws or the laws of the state in which the property is located establish a meaning for 'hazardous substance' or 'release' that is broader than that specified in CERCLA, such broader meaning shall apply, and the term 'hazardous substance' shall include all dehydration and treating wastes, and (to the extent in excess of background levels) radioactive material, even if such items are not classified as hazardous substances or wastes pursuant to CERCLA, or RCRA or the analogous statutes of any applicable jurisdiction.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Excluded Liabilities' has the meaning set forth in Section 2.3 of this Agreement.

     'GAAP' means United States generally accepted accounting principles as in effect from time to time.

     'Gaiam' has the meaning set forth in the Recitals of this Agreement.

     'Gaiam.com' means Gaiam.com, Inc., a wholly-owned subsidiary of Gaiam.

     'Gaiam.com Employee Arrangement' has the meaning set forth in Section 4.15(iii) of this Agreement.

     'Gaiam.com Financial Statements' has the meaning set forth in Section 4.7 of this Agreement.

     'Gaiam.com Material Adverse Effect' shall mean a material adverse effect on the condition (financial or otherwise), business, assets or results of operations or prospects of Gaiam.com and its Subsidiaries, taken as a whole, other than changes in general economic conditions or in the economic conditions affecting the healthy lifestyles industry.

     'Gaiam.com Merger' has the meaning set forth in Section 7.2 of this Agreement.

     'Gaiam.com Merger Agreement' means that certain merger agreement between Gaiam.com and the Company pursuant to which Gaiam.com will be merged with and into the Company and the Company will change its name to 'Gaiam.com, Inc.'

     'Gaiam Contribution' has the meaning set forth in Section 2.4 of this Agreement.

     'Governmental   Authority'   shall  mean  any   federal,   state  or  local
governmental agency or authority (other than a Court).

     'Intellectual Property Rights' means (i) all copyrights, trademarks, patents, service marks, trade dress, logos, trade names, corporate names and internet domain names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and
(ii) all computer software (including data and related documentation).

     'IPO' has the meaning set forth in Section 2.6 of this Agreement.

     'Knowledge of Gaiam.com' (and any other phrase to substantially similar effect) means the actual knowledge of either Jirka Rysavy, Lynn Powers and Pavel Bouska, in each case after reasonable inquiry with any person who is principally responsible for the subject matter of any representation and warranty given to the Knowledge of Gaiam.com.

     'Knowledge of WPcom' (and any other phrase to substantially similar effect) means the actual knowledge of either John Mackey, Betsy Foster and David Robinson, in each case after reasonable inquiry with any person who is principally responsible for the subject matter of any representation and warranty given to the Knowledge of WPcom.

     'Liability' means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     'Material Adverse Change' means a material adverse change in the financial condition of a particular Party since the Most Recent WP Fiscal Quarter End or Most Recent Gaiam.com Fiscal Quarter End. Notwithstanding the foregoing, no event occurring after the Most Recent WP Fiscal Quarter End or Most Recent Gaiam.com Fiscal Quarter End, as the case may be generally applicable to all companies involved in the lifestyles of health and sustainability products industry, including without limitation changes in market conditions, trends, government regulations, consumer preferences or competition, shall be deemed to constitute a Material Adverse Change.

     'Most  Recent  WP  Financial  Statements'  has the  meaning  set  forth  in
Section 3.7 of this Agreement.

     'Most Recent Gaiam.com  Financial  Statements' has the meaning set forth in
Section 4.7 of this Agreement.

     'Most  Recent  WP  Fiscal  Quarter  End'  has  the  meaning  set  forth  in
Section 3.7 of this Agreement.

     'Most  Recent  Gaiam.com  Fiscal  Quarter End' has the meaning set forth in
Section 4.7 of this Agreement.

     'Non-Compete Agreement' means that certain Agreement to be dated the Closing Date by and among Gaiam, WFM and the Company.

     'Parties' has the meaning set forth in the preface of this Agreement.

     'Permit' shall mean any permit, license, consent, right, exemption, concession, authorization, certificate, order, franchise, determination, or approval of any federal, state, or municipal Governmental Authority (whether domestic or foreign), or any political subdivision thereof, or any governmental or quasi-governmental, judicial, public or statutory authority, department, commission, board, bureau, agency, instrumentality or entity.

     'Permitted Encumbrances' shall mean the following:

     (1) Security Interests for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, adequate reserves shall have been set aside with respect thereto;

     (2) all rights,  if any, to consent by, required  notices to, filings with,
or  other  actions  by  any  Governmental   Authority  in  connection  with  the
contribution or the operation of any assets;

     (3) mechanics', repairmen's, employees', contractors', materialmen's or other similar Security Interests not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, adequate reserves shall have been set aside with respect thereto;

     (4) Security Interests in respect of judgments or awards currently being prosecuted in good faith on an appeal or other proceeding for review and with respect to which a stay of execution pending such appeal or such proceeding for review shall have been secured; provided that adequate reserves shall have been set aside with respect thereto;

     (5) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

     (6) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations, so long as the payment of such rent or the performance of such obligations is not delinquent.

     'Person' means any individual or Entity, as well as the heirs, executors, administrators, legal representatives, successors and assigns of such 'Person' where the context so requires.

     'Registration Rights Agreements' means that certain registration rights agreement to be dated the Closing Date among WPcom, Gaiam and the Company.

     'Real Goods Shares' has the meaning set forth in Section 2.7 of this Agreement.

     'Required Consents' means all franchises, licenses, authorizations, approvals and consents required under any agreement or otherwise for each of WPcom or its subsidiaries to transfer its Assets to the Company without breaching or otherwise defaulting any representation or warranty made by WPcom in this Agreement.

     'Security Interest' means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     'Subsidiary' means any corporation with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     'Tax' means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     'Tax Return' shall mean any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

     'Transaction Agreements' has the meaning as set forth in Section 2.8(a) of this Agreement.

     'WFM' means Whole Foods Market, Inc., a Texas corporation which owns the Preferred Stock of WPcom.

     'WFM/Amrion Marketing Agreement' means that certain marketing agreement between WP Colorado and WFM giving WP Colorado the right to sell WFM's products via the internet.

     'WP Colorado Contribution' has the meaning set forth in Section 2.5 of this Agreement.

     'WP Colorado Note' has the meaning set forth in Section 2.1 of this Agreement.

     'WPcom' means WholePeople.com, a corporation of which WFM owns the Preferred Stock and other investors own the Class A Common Stock.

     'WPcom Internet Assets' means the rights, property and other assets of WPcom and its subsidiaries set forth on the WPcom Internet Assets Schedule to this Agreement.

     'WPcom Material Adverse Effect' shall mean a material adverse effect on the WPcom Internet Assets or on the condition (financial or otherwise), business, assets or results of operations or prospects of WPinternetCo, other than changes in general economic conditions or in the economic conditions affecting the healthy lifestyles or vitamins/ nutriceuticals industry.

     'WP Financial Statements' has the meaning set forth in Section 3.7 of this Agreement.

     'WPinternetCo' means WP Internet Company, a wholly-owned subsidiary of WP Colorado.

     'WPinternetCo Merger' has the meaning set forth in Section 7.1 of this Agreement.

     'WPinternetCo Merger Agreement' means that certain merger agreement between WPinternetCo and the Company pursuant to which WPinternetCo will be merged with and into the Company.

     'WPinternetCo Shares' has the meaning set forth in Section 2.1 of this Agreement.
                                   ARTICLE II
                                  CONTRIBUTION

     2.1 WP Colorado Contribution to WPinternetCo. Upon the terms and subject to the conditions of this Agreement, including but not limited to the assumption of Liabilities set forth in Section 2.2, WPcom agrees to cause WP Colorado and certain single member limited liability companies wholly owned by WP Colorado to convey, transfer, assign and deliver to WPInternetCo at Closing, free and clear of any Security Interest, all of the WPcom Internet Assets (including the WFM/Amrion Marketing Agreement) (the 'Asset Contribution'). Upon the terms and subject to the conditions of this Agreement, WP Colorado agrees to contribute
(i) cash in immediately  available  funds of $3,000,000 and (ii) a note (the 'WP
Colorado Note') in the aggregate principal amount of $3,000,000 in the form attached as Exhibit C which shall be payable to the holder as set forth in Exhibit C (the 'Cash Contribution'). In exchange for the Asset Contribution and the Cash Contribution, WP Colorado will receive 1,000 shares of Common Stock of WPinternetCo (the 'WPinternetCo Shares'). WPcom and WP Colorado represent and warrant that the WPcom Internet Assets include all of the consumer end user internet related assets of WPcom, WP Colorado and WFM, other than the corporate website of WFM, and other than the Australian Natural Care Products website.

     2.2 Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement and except for the Excluded Liabilities, WPinternetCo agrees, effective at the time of Closing, to assume all liabilities and obligations of WP Colorado (i) under the Contracts included in the WPcom Internet Assets or
(ii) set forth on the Assumed Liability Schedule (collectively, the 'Assumed Liabilities').

     2.3 Excluded Liabilities. Notwithstanding the provisions of Section 2.2 hereof, the Assumed Liabilities to be assumed by WPinternetCo pursuant to this Agreement shall not include any liabilities related to (i) the any assets of WP Colorado that are not the WPcom Internet Assets, (ii) WP Colorado's tax Liabilities or any tax refunds, or (iii) the Contracts not included in the WPcom Internet Assets.

     2.4 Gaiam Contribution to the Company. Upon the terms and subject to the conditions of this Agreement, Gaiam shall on the Closing Date contribute to the Company 5,441,537 shares of the Class A Common Stock of Gaiam.com and 5,400,000 shares of the Class B Common Stock of Gaiam.com (collectively, the 'Gaiam Contribution'), for which Gaiam will receive 10,841,537 of the Company Common Shares having the rights and obligations set forth in the Articles. The parties acknowledge and agree that, by virtue of the transfer provisions of the Articles of Incorporation of Gaiam.com, upon such contribution the Class B Common Stock of Gaiam.com so contributed shall be automatically converted into Class A Common Stock.

     2.5 WP Colorado Contribution. Upon the terms and subject to the conditions of this Agreement, on the Closing Date WPcom shall cause WP Colorado to contribute to the Company all of the WPinternetCo Shares (the 'WP Colorado
Contribution'), for which WP Colorado will receive 10,798,257 of the Company Common Shares having the rights and obligations set forth in the Articles. The Company represents and warrants that all of the Company Common Shares to be issued to WP Colorado and Gaiam will, when issued, have been duly authorized and will be validly issued, fully paid, and nonassessable. WPcom and WP Colorado represent and warrant that WPinternetCo shall not have disposed of any WPcom Internet Assets or incurred any liabilities or other obligations after its formation and prior to the contribution set forth in this Section.

     2.6 Additional Agreements.

     (a) Directors of the Company; Management. The Bylaws of the Company shall provide for a board of directors with eight (8) members, four (4) of the members of which shall be designated by Gaiam (the 'Gaiam Designees') and four (4) of the members of which shall be designated by WPcom (the 'WPcom Designees') (two
(2) of which WPcom Designees will initially be selected by WFM and two (2) of which WPcom Designees will initially be selected by the other investors in WPcom). Anytime the Board of Directors reaches a deadlock in voting, the vote cast by Jirka Rysavy will be the deciding vote of the Board. In addition, the Chairman of the Board shall be Jirka Rysavy. John Mackey and Jirka Rysavy will serve as co-Chief Executive Officers of the Company until the Company consummates the initial public offering of its capital stock (the 'IPO'). After consummation of the IPO, Mr. Rysavy will serve as CEO of the Company. Mr. Mackey will serve as President of the Company until at least one year after the IPO.

     (b) Incentive Plan. The Parties agree that any stock options issued to employees or directors or the Company will be issued pursuant to the Company's Long-Term Incentive Plan (the 'Plan') attached to this Agreement as Exhibit D; provided that any stock options issued under the Plan shall not be exercisable until the date on which the Company consummates its IPO. Until the consummation of the IPO, the Company shall not grant options to purchase more than 250,000 Company Common Shares.

     2.7 Option; Right of First Refusal.

     (a) Option to Receive Shares of Real Goods. WP Colorado hereby grants to WPinternetCo and its assigns the option to receive 800,000 shares of the Common Stock of Real Goods Trading Corp. (the 'Real Goods Shares'), constituting all of the Real Goods Shares held by WPcom or WP Colorado, in lieu of principal payments under the WP Colorado Note of $1.5 million scheduled to be made on October 20, 2000 and $500,000 scheduled to be made on November 20, 2000, plus any accrued and unpaid interest on the WP Colorado Note. In consideration of WPColorado's grant of the option to acquire the Real Goods Shares, if WPinternetCo elects not to exercise the option, then WPinternetCo shall cancel all accrued and unpaid interest on the WP Colorado Note when such interest becomes due and payable on November 20, 2000.

     (b) Gaiams Right of First Refusal. In the event that the Company shall sell or issue any additional Company Common Shares, or any security that is convertible into or carries the right to purchase Company Common Shares, including any option or warrant, Gaiam shall have the pre-emptive right to acquire such number of shares of such Company Common Shares or units of the convertible security, option, warrant or other right ('Other Convertibles'), that would permit Gaiam to own 50.1% of the outstanding shares of Company Common Shares after the issuance of the Company Common Shares thus issued or issuable (assuming Gaiam's right to purchase shares of Company Common Shares pursuant to this Agreement and any Other Convertibles were fully exercised). Gaiam shall be entitled to purchase such shares, convertible securities, options, warrants, or other rights at the same price and on the same terms as such third-party acquired such shares, convertible securities, options, warrants or rights, and Gaiam shall be entitled to exercise its pre-emptive right within 30 days of having received written notice of the issuance of such shares, convertible securities, options, warrants or rights. Such pre-emptive right shall be represented by a written agreement delivered personally or via certified mail to Gaiam at the time of the sale or issuance of such shares of Company Common Shares or Other Convertibles. Notwithstanding anything else in this Section 2.7(b) to the contrary, the right of Gaiam to purchase shares pursuant to this
Section 2.7(b) shall be extinguished on and after the date Gaiam demands that the Company register its Company Common Shares on a registration statement pursuant to the terms of the Registration Rights Agreement.

     2.8 Closing. The closing of the transactions contemplated by this Agreement (the 'Closing') shall take place at the offices of Bartlit Beck Herman Palenchar & Scott in Denver, Colorado, commencing at 9:00 a.m. local time on June 26, 2000, or, if later, the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the 'Closing Date'). At the Closing:

     (a) The WPinternetCo Merger Agreement, the Gaiam.com Merger Agreement, the Non-Compete Agreement, and the Registration Rights Agreement will be executed (collectively, the 'Transaction Agreements').

     (b) WPinternetCo shall execute and deliver all necessary assumption and assignment agreements as the Parties and their counsel shall deem reasonably necessary or appropriate so that WPinternetCo assumes the Assumed Liabilities.

     (c) WP Colorado shall deliver or cause to be delivered to WPinternetCo such bill of sales, warranty deeds, Required Consents, and other good and sufficient instruments of conveyance and assignment (the 'Conveyance Documents') as the parties and their counsel shall deem reasonably necessary or appropriate to vest in WPinternetCo all right, title and interest in, to and under the WPcom Internet Assets.

     (d) Gaiam shall contribute the Gaiam Contribution to the Company, duly endorsed or accompanied by duly executed blank stock powers.

     (e) WP Colorado shall contribute the WP Colorado Contribution to the Company, duly endorsed or accompanied by duly executed blank stock powers.

     (f) Each of Gaiam and WPcom agrees to sign and have notarized a registrar's domain name transfer form, and to cooperate with the other party and the registrar to facilitate the filing and processing of all forms and other formalities (including changing passwords, user names and IP addresses) necessary to complete the transfer of any domain name registrations to the Company.

     (g) Gaiam shall deliver to WPcom a copy of its articles of incorporation and bylaws, good standing certificates, resolutions of the board of directors, secretaries' certificates, officers' certificates, in each case, relating to the existence of Gaiam and the authority of Gaiam to execute the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to WPcom and its counsel.

     (h) WPcom shall deliver to Gaiam a copy of its articles of incorporation and bylaws, good standing certificates, resolutions of the board of directors, secretaries' certificates, officer's certificates, in each case, relating to the existence of WPcom and the authority and capacity of WPcom to execute the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to Gaiam and its counsel.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF WPCOM

     For the purpose of inducing Gaiam and the Company to enter into and perform this Agreement, WPcom represents and warrants to Gaiam and to the Company that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the WPcom Exceptions Schedule.

     3.1 Organization, Qualification and Corporate Power.

     (a) WPcom is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of Delaware. WPcom is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a WPcom Material Adverse Effect. WPcom has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) WPinternetCo is a Colorado corporation, duly organized, validly existing, and in good standing under the laws of Colorado. WPinternetCo is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of WPinternetCo. WPinternetCo has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (c) WP Colorado is a Colorado corporation, duly organized, validly existing, and in good standing under the laws of Colorado. WP Colorado is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of WP Colorado. WP Colorado has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     3.2 Capitalization. The entire authorized capital stock of WPinternetCo consists of 1,000 WPinternetCo Shares, all of which are issued and outstanding, and none of which are held in the treasury of WPInternetCo. All of the issued and outstanding WPinternetCo Shares are owned by WP Colorado and have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require WPinternetCo to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to WPinternetCo. There are no voting trusts, proxies or other agreements or understandings to which WPcom or WP Colorado is a party or is bound with respect to the voting of any shares of capital stock of WPinternetCo.

     3.3 Authorization of Transaction. WPcom and WPinternetCo have the corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and all corporate action necessary for such execution, delivery and performance has been, or will be, taken prior to Closing. This Agreement constitutes the valid and legally binding obligation of WPcom and WPinternetCo, enforceable in accordance with its terms and conditions, as enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor rights generally and subject to general principles of equity and public policy considerations.

     3.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this
Agreement, will (a) violate any valid constitutional provision, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which WPcom or WPinternetCo is subject or any provision of its charter or bylaws; or (b) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which WPcom or WPinternetCo is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any Security Interest upon any of its material assets); except for where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a WPcom Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither WPcom nor WPinternetCo needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except in connection with governmental contracts and where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a WPcom Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     3.5 Brokers' Fees. Neither WPcom nor WPinternetCo has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which WPinternetCo, Gaiam.com, Gaiam or the Company could become liable or obligated.

     3.6 Assets. The WPcom Internet Assets are owned by WPcom and its Subsidiaries, free and clear of all liens, pledges, charges, claims, security interests of other encumbrances, whether consensual, statutory or otherwise other than Permitted Liens. WPcom and its Subsidiaries have insurable title to, or a valid leasehold interest in, the WPcom Internet Assets. Each WPcom Internet Asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is presently used.

     3.7 Financial Statements. Attached hereto as Exhibit E-1 is a pro forma statement of operations (the 'Most Recent WP Financial Statements' for the fiscal period ended May 7, 2000 (the 'Most Recent WP Fiscal Period End') of the businesses constituting the WPcom Internet Assets contributed to WPinternetCo. The Most Recent WP Financial Statements present fairly the results of operations of the contributed business for such fiscal period on a pro forma basis.

     3.8 Undisclosed Liabilities. WPcom has no debt or Liability relating to the WPcom Internet Assets for which the Company could be obligated, except for Liabilities set forth on the Assumed Liability Schedule.

     3.9 Legal Compliance. WPcom and its Subsidiaries have complied with all applicable valid laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) having jurisdiction over WPcom and its Subsidiaries which could relate in any way to the WPcom Internet Assets, except where the failure to comply would not have a WPcom Material Adverse Effect.

     3.10 Events Subsequent to May 7, 2000. Except for this Agreement, since May 7, 2000, WPcom and its Subsidiaries have conducted their business relative to the WPcom Internet Assets in all material respects in the ordinary course consistent with past practice and there has not been:

     (i) any event, occurrence or development (including the commencement of any action, suit or proceedings or, to the Knowledge of WPcom, any investigation) of a state of circumstances or facts which, individually or together with other similar events, has had or reasonably would be expected to have a WPcom Material Adverse Effect;

     (ii) any amendment of any material term of any outstanding security of WPinternetCo;

     (iii) any incurrence, assumption or guarantee by WPinternetCo of any indebtedness for borrowed money;

     (iv) any creation or assumption by WPcom or WPinternetCo of any Security Interest (other than Permitted Encumbrances) on any material asset of WPcom or WPinternetCo;

     (v) any making of any loan, advance or capital contribution to or investment in any Person;

     (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of WPcom or WPinternetCo which, individually or in the aggregate, has had or would reasonably be expected to have a WPcom Material Adverse Effect;

     (vii) any transaction or commitment made, or any contract or agreement entered into, by WPcom or its Subsidiaries relating to the WPcom Internet Assets (including the acquisition or disposition of any assets) or any relinquishment by WPcom or any of its Subsidiaries of any contract or other right included in the WPcom Internet Assets, in either case, material to WPcom or any of its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

     (viii) any change in any method of accounting or accounting practice by WPcom, whether or not any such change is required by reason of a concurrent change in generally accepted accounting principles, except revenue and expense reclassifications which do not impact results from operations;

     (ix) any (A) grant of any severance or termination pay to any director, officer or employee of WPcom or its Subsidiaries being transferred under the transactions contemplated in this Agreement, (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of WPcom or its Subsidiaries being transferred under the transactions contemplated in this Agreement, (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any person being transferred under the transactions contemplated in this Agreement or (D) increase in compensation, bonus or other benefits payable to directors, officers or employees of WPcom or its Subsidiaries being transferred under the transactions contemplated in this Agreement except for such grants, payments, increases or changes in the ordinary course of business consistent with past practice; or

     (x) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of WPcom or its Subsidiaries, which employees are not subject to a collective bargaining agreement, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, which in any such case would reasonably be expected to have a WPcom Material Adverse Effect.

During the period from May 7, 2000 until the date of this Agreement, neither WPcom nor WPinternetCo has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by Section 5.3 or agreed in writing during such period prior to the date of this Agreement to engage in any such conduct.

     3.11 Contracts. The WPcom Contracts Schedule lists all written contracts and other written agreements included in the WPcom Internet Assets and all written contracts and other written agreements of WPinternetCo. WPcom has made available to Gaiam a correct and complete copy of each contract or other agreement listed in such Schedule (as amended to the date of reference). All such contracts are in full force and effect, WPcom and/or its Subsidiaries have performed their obligations thereunder to date and, to the Knowledge of WPcom, each other party thereto has performed its obligations thereunder to date, other than any failure of a contract to be in full force and effect or any nonperformance thereof that would not reasonably be expected to have a WPcom Material Adverse Effect.

     3.12 Powers of Attorney. To the Knowledge of WPcom, there are no outstanding powers of attorney executed on behalf of WPcom or its Subsidiaries.

     3.13 Litigation. None of WPcom or any of its Subsidiaries (a) is subject to or is, to the Knowledge of WPcom, threatened to be made subject to any outstanding injunction, judgment, order, decree or ruling relating in any way to the WPcom Internet Assets, or (b) is a party to or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction relating in any way to the WPcom Internet Assets, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation seeks damages of less than $5,000.

     3.14 Taxes

     (i) WPcom and WPinternetCo have timely filed all required United States federal, state, local and foreign and other Tax Returns and such Tax Returns are true, complete and correct, and each has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other Taxes that would be due if asserted by a taxing authority, except Taxes with respect to which WPcom is maintaining reserves to the extent required by generally accepted accounting principles, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a WPcom Material Adverse Effect. Except as does not involve or would not result in liability to WPcom or WPinternetCo that would reasonably be expected to have a WPcom Material Adverse Effect, (i) there are no Tax Security Interests on any assets of WPcom or WPinternetCo (other than Permitted Encumbrances); and (ii) there is no written claim against WPcom or WPinternetCo for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return. The accruals and reserves (including deferred taxes) reflected in WPcom's most recent balance sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

     (ii) Neither WPcom nor WPinternetCo is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated by this Agreement, and to the Knowledge of WPcom, neither WPcom nor WPinternetCo owns any property of a character, the indirect transfer of which, as a consequence of the transactions contemplated under this Agreement, would give rise to any material documentary, stamp or other transfer tax.

     (iii) Neither WPcom nor WPinternetCo is a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

     3.15 Permits. WPcom and its Subsidiaries have all Permits as are necessary to carry on their businesses as currently conducted with respect to the WPcom
Internet Assets, except for any such Permits for which WPcom has made due application and except for any such Permits that the failure to possess which, individually or in the aggregate, would not reasonably be expected to have a WPcom Material Adverse Effect. WPcom has not received notice from any Governmental Authority (A) that such Permits are not in full force and effect or have been violated, in either case in any respect that would reasonably be expected to have a WPcom Material Adverse Effect or (B) threatening to suspend, revoke or suspend any such Permits which, in any such case, would reasonably be expected to have a WPcom Material Adverse Effect.

     3.16 Environmental Matters. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a WPcom Material Adverse Effect, (a) the properties, operations and activities of WPcom and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) WPcom, its Subsidiaries and the properties and operations of WPcom and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of WPcom, threatened action, suit, or proceeding by or before any Court or Governmental Authority under any Environmental Law; and (c) all Permits, if any, required to be obtained or filed by WPcom or any of its Subsidiaries under any Environmental Law in connection with the business of WPcom and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect.

     3.17 Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon WPcom or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting any acquisition of property by WPcom or WPinternetCo or the conduct of business by WPcom or WPinternetCo as currently conducted or as proposed to be conducted by either, except for any prohibition or impairment as would not reasonably be expected to have a WPcom Material Adverse Effect.

     3.18 Intellectual Property; Year 2000.

     (i) Each of WPcom and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of WPcom and WPinternetCo as currently conducted, except as would not reasonably be expected to have a WPcom Material Adverse Effect.

     (ii) Except as would not reasonably be expected to have a WPcom Material Adverse Effect: (A) neither WPcom nor any of its Subsidiaries is, nor will either be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which either is a party and pursuant to which either is authorized to use any third-party Intellectual Property Rights;
(B) no claims with respect to WPcom's or its Subsidiaries' Intellectual Property Rights, any trade secret material to WPcom or its Subsidiaries, or third-party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such third-party Intellectual Property Rights by or through WPcom or its Subsidiaries, are currently pending or, to the Knowledge of WPcom, are overtly threatened by any Person; and (C) to WPcom's Knowledge, there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale license by WPcom or its Subsidiaries infringes on any third-party Intellectual Property Right; (II) against the use by WPcom or its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of WPcom or its Subsidiaries as currently conducted or as proposed to be conducted;
(III) challenging the ownership, validity or effectiveness of any part of WPcom's or its Subsidiaries' Intellectual Property Rights or other trade secret material to WPcom or its Subsidiaries, or (IV) challenging the license or legally enforceable right to use of the third-party Intellectual Rights by WPcom or its Subsidiaries.

     (iii) (A) all patents, registered trademarks and copyrights held by WPcom and its Subsidiaries are valid and subsisting, except as would not reasonably be expected to have a WPcom Material Adverse Effect, and (B) to WPcom's Knowledge, there is no material unauthorized use, infringement or misappropriation of any of Intellectual Property Rights in the WPcom Internet Assets by any third party, including any employee or former employee of WPcom or its Subsidiaries.

     (iv) WPcom owns all rights, title and interest in and to the internet domain names included in the WPcom Internet Assets, (ii) WPcom has not transferred and will not transfer any such rights to any other party and (iii) WPcom's account with the registrar of the domain name is up to date and paid in full as of the date of this Agreement and will be up to date and paid in full as of the Closing Date.

     (v) Prior to the date of this Agreement, WPcom has undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) included in the WPcom Internet Assets and that are used or relied on by WPcom or its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (a) date-related data into and between the years 1999 and 2000 and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a WPcom Material Adverse Effect, WPcom reasonably believes that such effort will be successful.

     3.19 Guarantees. Neither WPcom nor any of its Subsidiaries is a guarantor or is otherwise liable for any liability or obligation (including indebtedness) of any other person, except as such guarantees, liabilities or obligations not related in any way to the WPcom Internet Assets.

     3.20 Labor Matters. WPcom and its Subsidiaries are in compliance with all federal and state laws relating to employment practices, terms and conditions of employment, wages and hours, and are not engaged in any unlawful labor or employment practice, except for such non-compliance that would not reasonably be expected to have a WPcom Material Adverse Effect. There are no material controversies outside the ordinary course of business pending or, to the Knowledge of WPcom, threatened, between WPcom and its Subsidiaries and any of their employees. Neither WPcom nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the WPcom or any of its Subsidiaries. There are no unfair labor practice complaints pending against the WPcom or any of its Subsidiaries before the National Labor Relations Board. There are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of WPcom or any of its Subsidiaries, and to the Knowledge of WPcom, none are threatened. There have been no strikes, slowdowns, work stoppages, lockouts or other labor disputes or any threats thereof, by or with respect to any employees of the WPcom or its Subsidiaries in the two years prior to the date of this Agreement. To the knowledge of WPcom, no executive, key people, or group of employees who may be transferred pursuant to the terms of the transactions contemplated by this Agreement has any plans to terminate employment with any of WPcom's Subsidiaries.

     3.21  Disclosure.  The  representations  and  warranties  contained in this
Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF GAIAM.COM

     For the purpose of inducing WPcom and WPinternetCo to enter into and perform this Agreement, Gaiam.com represents and warrants to WPcom and to WPinternetCo that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Gaiam.com Exceptions Schedule.

     4.1 Organization, Qualification and Corporate Power. Gaiam.com is a Colorado corporation, duly organized, validly existing, and in good standing under the laws of Colorado. Gaiam.com is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Gaiam.com. Gaiam.com has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     4.2 Capitalization. The entire authorized capital stock of Gaiam.com consists of 150,000,000 shares of Class A Common Stock, 5,441,537 of which are issued and outstanding; 50,000,000 shares of Class B Common Stock, 5,400,000 of which are issued and outstanding; and 50,000,000 shares of Preferred Stock, 10,000 shares of which are designated as Class A Senior Preferred Stock, with 6,000 of such shares being issued and outstanding. None of the authorized capital stock of Gaiam.com are held in the treasury of Gaiam.com. All of the issued and outstanding shares of Gaiam.com's capital stock are owned by Gaiam and have been duly authorized and are validly issued, fully paid, and nonassessable.  There  are  no  outstanding  or  authorized  options,  warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Gaiam.com to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Gaiam.com.

     4.3 Authorization of Transaction. Gaiam.com has the corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and all corporate action necessary for such execution, delivery and performance has been, or will be, taken prior to Closing. This Agreement constitutes the valid and legally binding obligation of Gaiam.com, enforceable in accordance with its terms and conditions, as enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor rights generally and subject to general principles of equity and public policy considerations.

     4.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this
Agreement, will (a) violate any valid constitutional provision, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Gaiam.com is subject or any provision of its charter or bylaws; or (b) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Gaiam.com is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any Security Interest upon any of its material assets); except for where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Gaiam.com Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Gaiam.com does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except in connection with governmental contracts and where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Gaiam.com Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     4.5 Brokers' Fees. Gaiam.com has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     4.6 Assets. The assets of Gaiam.com are owned by Gaiam.com free and clear of all liens, pledges, charges, claims, security interests of other encumbrances, whether consensual, statutory or otherwise other than Permitted Liens. Gaiam.com has insurable title to, or a valid leasehold interest in, the material tangible assets it uses regularly in the conduct of its businesses. Gaiam.com (i) currently owns or leases all property and (ii) will, as of the Closing Date, own or lease all property, including, without limitation, in the case of both clauses (i) and (ii) above, all real property, buildings, machinery, equipment, and other tangible assets (the 'Assets') necessary for the conduct of its business as presently conducted and as proposed to be conducted. Each Asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is presently used.

     4.7 Financial Statements. Attached hereto as Exhibit E-2 are the following financial statements (collectively the 'Gaiam.com Financial Statements'): (i) audited balance sheets and statements of income, changes in shareholder's equity, and cash flows as of and for the fiscal year ended December 31, 1999 for Gaiam.com; and (ii) unaudited balance sheets and statements of income (the 'Most Recent Gaiam.com Financial Statements') as of and for the three months ended March 31, 2000 (the 'Most Recent Gaiam.com Fiscal Quarter End') for Gaiam.com. The Gaiam.com Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial position of Gaiam.com as of such dates and the results of operations of Gaiam.com for such periods; provided, however, that the Most Recent Gaiam.com Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

     4.8 Undisclosed Liabilities. Gaiam.com has no debt or Liability, except for
(i) such Liabilities included or disclosed in the Most Recent Gaiam.com Financial Statements (including the notes thereto), and (ii) such Liabilities which have arisen after the Most Recent Gaiam.com Fiscal Quarter End in the ordinary course of business consistent with the provisions of Section 5.3.

     4.9 Legal Compliance. Gaiam.com has complied with all applicable valid laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) having jurisdiction over Gaiam.com, except where the failure to comply would not have a Gaiam.com Material Adverse Effect.

     4.10 Events Subsequent to Most Recent Gaiam.com Fiscal Quarter End. Except for this Agreement, since the Most Recent Gaiam.com Fiscal Quarter End, Gaiam.com has conducted its business in all material respects in the ordinary course consistent with past practice and there has not been:

     (i) any event, occurrence or development (including the commencement of any action, suit or proceedings or, to the Knowledge of Gaiam.com, any investigation) of a state of circumstances or facts which, individually or together with other similar events, has had or reasonably would be expected to have a Gaiam.com Material Adverse Effect;

     (ii) any amendment of any material term of any outstanding security of Gaiam.com;

     (iii)  any  incurrence,   assumption  or  guarantee  by  Gaiam.com  of  any
indebtedness for borrowed money;

     (iv) any creation or assumption by Gaiam.com of any Security Interest (other than Permitted Encumbrances) on any material asset of Gaiam.com;

     (v) any making of any loan, advance or capital contribution to or investment in any Person;

     (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Gaiam.com which, individually or in the aggregate, has had or would reasonably be expected to have a Gaiam.com Material Adverse Effect;

     (vii) any transaction or commitment made, or any contract or agreement entered into, by Gaiam.com relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Gaiam.com of any contract or other right, in either case, material to Gaiam.com taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

     (viii) any change in any method of accounting or accounting practice by Gaiam.com, whether or not any such change is required by reason of a concurrent change in generally accepted accounting principles, except revenue and expense reclassifications which do not impact results from operations;

     (ix) any (A) grant of any severance or termination pay to any director, officer or employee of Gaiam.com, (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Gaiam.com, (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase in compensation, bonus or other benefits payable to directors, officers or employees of Gaiam.com except for such grants, payments, increases or changes in the ordinary course of business consistent with past practice; or

     (x) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Gaiam.com, which employees were not subject to a collective bargaining agreement at the Most Recent Gaiam.com Fiscal Quarter End, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, which in any such case would reasonably be expected to have a material adverse effect.

During the period from March 31, 2000 until the date of this Agreement, neither Gaiam.com has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by Section 5.3 or agreed in writing during such period prior to the date of this Agreement to engage in any such conduct.

     4.11 Contracts. The Gaiam.com Contracts Schedule lists all written contracts and other written agreements included of Gaiam.com. Gaiam.com has made available to WPcom a correct and complete copy of each contract or other agreement listed in such Schedule (as amended to the date of reference). All such contracts are in full force and effect, Gaiam.com has performed its obligations thereunder to date and, to the Knowledge of Gaiam.com, each other party thereto has performed its obligations thereunder to date, other than any failure of a contract to be in full force and effect or any nonperformance thereof that would not reasonably be expected to have a Gaiam.com Material Adverse Effect.

     4.12 Powers of Attorney. To the Knowledge of Gaiam.com, there are no outstanding powers of attorney executed on behalf of Gaiam.com.

     4.13 Litigation. Gaiam.com (a) is not subject to or is not, to the Knowledge of Gaiam.com, threatened to be made subject to any outstanding injunction, judgment, order, decree or ruling, or (b) is not a party to or, to the knowledge of Gaiam.com, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation seeks damages of less than $5,000.

     4.14 Taxes

     (i) Gaiam and Gaiam.com have timely filed all required United States federal, state, local and foreign and other Tax Returns and such Tax Returns are true, complete and correct, and each has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other Taxes that would be due if asserted by a taxing authority, except Taxes with respect to which either Gaiam or Gaiam.com is maintaining reserves to the extent required by generally accepted accounting principles, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a Gaiam.com Material Adverse Effect. Except as does not involve or would not result in liability to Gaiam.com that would reasonably be expected to have a Gaiam.com Material Adverse Effect, (i) there are no Tax Security Interests on any assets of Gaiam.com (other than Permitted Encumbrances); and (ii) there is no written claim against Gaiam.com for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return. The accruals and reserves (including deferred taxes) reflected in Gaiam's balance sheet for the Most Recent Gaiam.com Fiscal Quarter End are in all material respects adequate to cover all Taxes payable by Gaiam.com and accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

     (ii) Gaiam.com is not obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated by this Agreement, and to the Knowledge of Gaiam.com, Gaiam.com does not owns any property of a character, the indirect transfer of which, as a consequence of the transactions contemplated under this Agreement, would give rise to any material documentary, stamp or other transfer tax.

     (iii) Gaiam.com is not a United States real property holding corporation (as defined in Sectio 897(c)(2) of the Code).

     4.15 ERISA.

     (i) Each Employee Benefit Plan of Gaiam.com has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations where the failure thereof would result in liability that would be reasonably expected to have a Gaiam.com Material Adverse Effect. No litigation or administrative or other proceeding involving any Employee Benefit Plans of Gaiam.com has occurred or, to Gaiam.com's Knowledge, is threatened where an adverse determination would result in liability that would be reasonably expected to have a Gaiam.com Material Adverse Effect. Gaiam.com has not contributed to any 'multiemployer plan', within the meaning of Section 3(37) of ERISA. No condition exists and no event has occurred that would be expected to constitute grounds for termination of any Employee Benefit Plan of Gaiam.com and neither Gaiam.com nor any of its affiliates has incurred any liability arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. For purpose of this section, 'affiliate' of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

     (ii) Each enforceable employment, severance or other similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Employee Benefit Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Gaiam.com or any of its affiliates and (iii) covers any employee or former employee of Gaiam.com or any of its affiliates (a 'Gaiam.com Employee Arrangement') has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Gaiam.com Employee Arrangement except for failures to comply which, singly or in the aggregate, would not have a Gaiam.com Material Adverse Effect.

     (iii)  Gaiam.com  has  not   established,   and  does  not  maintain,   any
post-retirement benefits for its employees, including but not limited to post-retirement life insurance or post-retirement medical.

     (iv) Gaiam.com has no agreements that provide for the payment of income or the provision of benefits (including vesting, entitlement, receipt, creation or transfer of any rights, privileges, income or title to property or beneficial ownership) to any employees of Gaiam.com as a result of a change of control of Gaiam.com.

     4.16 Permits. Gaiam.com has all Permits as are necessary to carry on their businesses as currently conducted, except for any such Permits for which Gaiam.com has made due application and except for any such Permits that the failure to possess which, individually or in the aggregate, would not reasonably be expected to have a Gaiam.com Material Adverse Effect. Gaiam.com has not received notice from any Governmental Authority (A) that such Permits are not in full force and effect or have been violated, in either case in any respect that would reasonably be expected to have a Gaiam.com Material Adverse Effect or (B) threatening to suspend, revoke or suspend any such Permits which, in any such case, would reasonably be expected to have a Gaiam.com Material Adverse Effect.

     4.17 Environmental Matters. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Gaiam.com Material Adverse Effect, (a) the properties, operations and activities of Gaiam.com are in compliance with all applicable Environmental Laws; (b) Gaiam.com and the properties and operations of Gaiam.com are not subject to any existing, pending or, to the Knowledge of Gaiam.com, threatened action, suit, or proceeding by or before any Court or Governmental Authority under any Environmental Law; and (c) all Permits, if any, required to be obtained or filed by Gaiam.com under any Environmental Law in connection with the business of Gaiam.com have been obtained or filed and are valid and currently in full force and effect.

     4.18 Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon Gaiam.com which has or would reasonably be expected to have the effect of prohibiting any acquisition of property by Gaiam.com or the conduct of business by Gaiam.com as currently conducted or as proposed to be conducted by either, except for any prohibition or impairment as would not reasonably be expected to have a Gaiam.com Material Adverse Effect.

     4.19 Intellectual Property; Year 2000

     (i) Gaiam.com owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Gaiam.com as currently conducted, except as would not reasonably be expected to have a Gaiam.com Material Adverse Effect.

     (ii) Except as would not reasonably be expected to have a Gaiam.com Material Adverse Effect: (A) Gaiam.com is not, nor will either be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party Intellectual Property Rights; (B) no claims with respect to Gaiam.com's Intellectual Property Rights, any trade secret material to Gaiam.com, or third-party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such third-party Intellectual Property Rights by or through Gaiam.com, are currently pending or, to the Knowledge of Gaiam.com, are overtly threatened by any Person; and (C) to Gaiam.com's Knowledge, there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale license by Gaiam.com infringes on any third-party Intellectual Property Right; (II) against the use by Gaiam.com of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Gaiam.com as currently conducted or as proposed to be conducted;
(III) challenging the ownership, validity or effectiveness of any part of Gaiam.com's Intellectual Property Rights or other trade secret material to Gaiam.com, or (IV) challenging the license or legally enforceable right to use of the third-party Intellectual Rights by Gaiam.com.

     (iii) (A) all patents, registered trademarks and copyrights held by Gaiam.com are valid and subsisting, except as would not reasonably be expected to have a Gaiam.com Material Adverse Effect, and (B) to Gaiam.com's Knowledge, there is no material unauthorized use, infringement or misappropriation of any of Intellectual Property Rights of Gaiam.com by any third party, including any employee or former employee of Gaiam.com.

     (iv) (a) Gaiam.com owns all rights, title and interest in and to the internet domain names it uses in the operation of its business, including the domain name 'gaiam.com' (b) Gaiam.com has not transferred and will not transfer any such rights to any other party and (c) Gaiam.com's account with the registrar of the domain name is up to date and paid in full as of the date of this Agreement and will be up to date and paid in full as of the Closing Date.

     (v) Prior to the date of this Agreement, Gaiam.com has undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Gaiam.com in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (a) date-related data into and between the years 1999 and 2000 and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Gaiam.com Material Adverse Effect, Gaiam.com reasonably believes that such effort will be successful.

     4.20 Guarantees. Gaiam.com is not a guarantor or is otherwise liable for any liability or obligation (including indebtedness) of any other person.

     4.21 Labor Matters. Gaiam.com is in compliance with all federal and state laws relating to employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unlawful labor or employment practice, except for such non-compliance that would not reasonably be expected to have a Gaiam.com Material Adverse Effect. There are no material controversies outside the ordinary course of business pending or, to the Knowledge of Gaiam.com, threatened, between Gaiam.com and any of their employees. Gaiam.com is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Gaiam.com. There are no unfair labor practice complaints pending against Gaiam.com before the National Labor Relations Board. There are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Gaiam.com, and to the Knowledge of Gaiam.com, none are threatened. There have been no strikes, slowdowns, work stoppages, lockouts or other labor disputes or any threats thereof, by or with respect to any employees of the Gaiam.com in two years prior to the date of this Agreement. To the Knowledge of Gaiam.com, no executive, key people, or group of employees has any plans to terminate employment with Gaiam.com.

     4.22  Disclosure.  The  representations  and  warranties  contained in this
Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     5.1 General. Each of the Parties will use commercially reasonable efforts to take all actions and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

     5.2 Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of, governments and governmental agencies in connection with the matters referred to in Sections 3.3 and 4.3 above.

     5.3 Operation of Business. Neither Party will engage in any practice, take any action, or enter into any transaction outside the ordinary course of business if such transaction could reasonably be expected to result in a Material Adverse Change as to either Gaiam.com or WPcom and its Subsidiaries, respectively.

     5.4 Full Access. Each Party will permit representatives of the other Party to have full access at all reasonable times upon reasonable advance notice, and in a manner so as not to interfere with the normal business operations of such Party, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party. A Party receiving any information from the other Party pursuant to this Section 5.4, will treat and hold as such any Confidential Information it receives from a Party in the course of the reviews contemplated by this Section 5.4, will not use any of the Confidential Information except in connection with this Agreement, will not provide any trade secrets included in the Confidential Information to any person, including any competitor of such Party, and, if this Agreement is terminated for any reason whatsoever, will promptly return to such Party all tangible embodiments (and all copies) of the Confidential Information which it has received or created.

     5.5 Notice of Developments. Each Party will give written notice to the other Party of any development causing a breach of any of such Party s representations and warranties above promptly upon such Party becoming aware of such development. No disclosure by a Party pursuant to this Section 5.5, however, shall be deemed to prevent or cure any misrepresentation or breach of warranty.

     5.6 Non-Competition. The Company will operate internet websites, the primary website of which is expected to be known as 'Gaiam.com.' The Company may from time to time initiate new websites and merge or combine websites. WPcom agrees to refrain from, anywhere in the world, directly or indirectly through any 20% or more owned subsidiary (whether individually or as a principal, shareholder, investor, consultant, advisor, partner, joint venturer, agent, equity owner, or in any other capacity whatsoever) engaging or participating in any activity with respect to the development or creation or operation any internet website that markets or sells products to end user consumers, other than an internet website created or owned by the Company.

This Section shall not prohibit (i) WPcom from selling products to an independent third party which in turn markets such products through an internet website, provided such website merely carries such products and is not prominently advertised as a website for such products; or (ii) an acquisition by WPcom of a business operated by an independent third party which is not primarily engaged in marketing and sale of products through an internet website, but includes an internet website ('Acquired Website Operations') provided that
(a) if the acquiring company can terminate or sell such Acquired Website Operations without violating any material agreement with an independent third party (a 'Third Party Contract'), then the acquiring company uses best efforts to terminate or sell such Acquired Website Operations promptly following the acquisition and in any event within 6 months; (b) if the acquiring company cannot terminate or sell such Acquired Website Operations without violating a Third Party Contract, then the acquiring company uses reasonable best efforts to terminate such Third Party Contract as promptly as practicable and does not extend or renew any such Third Party Contract; (c) in any sale of such Acquired Website Operations by the acquiring company, the acquiring company will negotiate exclusively with the Company for a period of at least 60 days or such lesser time as is agreed by the Company; and (d) any such Acquired Website Operations shall not have or obtain rights to carry any products or services of the acquiring company other than those offered by such acquired businesses.

     This Section shall not prohibit WPcom's retention (through its subsidiaries) of its Australian Natural Care Products website, provided that if such website is still operated by WPcom or a 20% owned subsidiary of WPcom after 24 months from the date of this Agreement, the Company may acquire such website and related assets for $100.

     WPcom acknowledges that the geographic boundaries and scope of prohibited activities contained in this Section are reasonable and no broader than necessary to protect the investment by the other party in the Company and do not and will not impose any unreasonable burden upon WPcom or its subsidiaries. WPcom agrees that (i) any breach by it of any of the provisions contained in this Section would cause irreparable damage to the other party for which monetary damages and other remedies at law may not be adequate, and (ii) the other party will be entitled to seek a restraining order, an injunction, specific performance, or other form of equitable or extraordinary relief from any court of competent jurisdiction to restrain any threatened or further breach of this Section or to require the breaching party to perform its respective obligations under this Section, which right to equitable or extraordinary relief will not be exclusive of but will be in addition to all other remedies to which the non-breaching party may be entitled under this Agreement, at law, or in equity (including, the right to recover monetary damages).

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     6.1 Conditions to Obligation of Gaiam and Gaiam.com. The obligation of Gaiam and Gaiam.com to consummate the transactions to be performed by each of them in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Article III above disregarding all qualifications and exceptions contained therein relating to materiality or WPcom Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a WPcom Material Adverse Effect;

     (b) Each of WPcom and WPinternetCo shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or WPcom Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified;

     (c) there shall not be any injunction,  judgment, order, decree, ruling, or
charge  in  effect  preventing  or  prohibiting   consummation  of  any  of  the
transactions contemplated by this Agreement;

     (d) WPcom shall have delivered to Gaiam a certificate to the effect that each of the conditions specified above in Section 6.1(a), (b) and (c) is satisfied in all respects;

     (e) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.3 and Section 4.3 above;

     (f) all actions to be taken by WPcom and WP Colorado in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Gaiam;

     (g) The Company, Gaiam and WFM shall have entered into the Non-Compete Agreement substantially in the form attached hereto as Exhibit F and the same shall be in full force and effect;

     (h) The Company and Gaiam.com shall have entered into the Gaiam.com Merger Agreement substantially in the form attached hereto as Exhibit G and the same shall be in full force and effect;

     (i) The Company and WPinternetCo shall have entered into the WPinternetCo Merger Agreement substantially in the form attached hereto as Exhibit H and the same shall be in full force and effect;

     (j) Gaiam, WPcom and the Company shall have entered into the Registration Rights Agreement substantially in the form attached hereto as Exhibit I and the same shall be in full force and effect; and

     (k) WPcom shall have guaranteed the WP Colorado Note on terms and conditions satisfactory to Gaiam.

     Gaiam may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

     6.2 Conditions to Obligation of WPcom and WP Colorado. The obligation of WPcom and WP Colorado to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Article IV above disregarding all qualifications and exceptions contained therein relating to materiality or Gaiam.com Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Gaiam.com Material Adverse Effect;

     (b) Each of Gaiam and Gaiam.com shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Gaiam.com Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified;

     (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

     (d) Gaiam shall have delivered to WPcom a certificate to the effect that each of the conditions specified above in Section 6.2 (a), (b) and (c) is satisfied in all respects;

     (e) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.3 and Section 4.3;

     (f) all actions to be taken by Gaiam in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to WPcom;

     (g) The Company, Gaiam and WFM shall have entered into the Non-Compete Agreement substantially in the form attached hereto as Exhibit F and the same shall be in full force and effect;

     (h) The Company and Gaiam.com shall have entered into the Gaiam.com Merger Agreement substantially in the form attached hereto as Exhibit G and the same shall be in full force and effect;

     (i) The Company and WPinternetCo shall have entered into the WPinternetCo Merger Agreement substantially in the form attached hereto as Exhibit H and the same shall be in full force and effect; and

     (j) Gaiam, WPcom and the Company shall have entered into the Registration Rights Agreement substantially in the form attached hereto as Exhibit I and the same shall be in full force and effect.

WPcom may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE VII
                                  POST-CLOSING

     7.1 Merger of WPinternetCo into the Company. Upon the terms and subject to the conditions of the WPinternetCo Merger Agreement attached to this Agreement as Exhibit H, promptly after the Closing, WPinternetCo will merge with and into the Company (the 'WPinternetCo Merger'). The Company shall be the corporation surviving the merger. WPinternetCo and the Company will file Articles of Merger with the Secretary of State of the State of Colorado in connection with the WPinternetCo Merger.

     7.2 Merger of Gaiam.com into the Company. Upon the terms and subject to the conditions of the Gaiam.com Merger Agreement attached to this Agreement as Exhibit G, promptly after the WPinternetCo Merger, Gaiam.com will merge with and into the Company (the 'Gaiam.com Merger'). The Company shall be the corporation surviving the merger and shall change its name to 'Gaiam.com, Inc.' Gaiam.com and the Company will file Articles of Merger with the Secretary of State of the State of Colorado in connection with the Gaiam.com Merger.

     7.3 WPcom Name Change. Promptly after the Closing, WPcom shall file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the Delaware to change its name to 'Amrion, Inc.' or some other name that does not include 'WholePeople.com' or similar names, and WPcom agrees that neither it nor any of its Subsidiaries shall use the name 'WholePeople' or any confusingly similar name or names, or permit the use of such names, in connection with any internet businesses or internet operations.

     7.4 Catalog Promotions. WPcom agrees to enter into a marketing agreement with the Company on substantially the same terms and conditions as the marketing agreement between Gaiam.com and Gaiam in effect on the date of this Agreement. If the Company requests any special promotion of its websites to be advertised in WPcom's and Gaiam's catalogs, the Company shall be solely responsible for all costs of such promotions. WPcom and Gaiam will negotiate in good faith to agree on the number of catalogs to carry such promotion and the amount of discount to be advertised, but in all cases an equal number of WPcom's and Gaiam's catalogs shall carry such promotions and the discount provided shall be equal in both WPcom's and Gaiam's catalogs, unless otherwise agreed by WPcom and Gaiam.

     7.5 WPcom Products. The Company may offer for sale on its websites such of the products manufactured or sold from time to time by WPcom or its subsidiaries ('WP Products') as it desires and, to the extent requested by the Company, WPcom will make such products available to the Company at transfer pricing (but not greater than a net, net basis (i.e., including all volume discounts and rebates available to WFM)), and so as to allow the Company to initially achieve at least the gross profit margin provided in pro formas attached as Exhibit E). The Company may identify all WPcom Products using the appropriate logos, servicemarks, tradenames and trademarks used by WPcom in marketing its products from time to time (the 'WPcom Marks'). The Company will be responsible for, and shall have sole discretion with respect to, the appearance and content of its websites; provided, however, that pages using WPcom Marks shall be subject to the prior consent of WPcom (which shall not be unreasonably withheld).

     The Company will use WPcom Marks in conformity with all applicable regulations and ordinances and good business practice. The Company shall cause its personnel employed or associated with the sale of WPcom Products using WPcom Marks to deal fairly and honestly with all customers and vendors, and to conduct its operations in a manner such that they will not detract from nor bring into disrepute the the WPcom Marks and the goodwill associated with WPcom's business.

     The parties acknowledge purchases of WPcom Products pursuant to this Agreement may be made by Distribution Services Group, Inc. or another affiliate of the Company, and such purchases may include purchases on behalf of other affiliates of the Company, including, but not limited to, Gaiam (provided that purchases may only be made on behalf of Gaiam for sale of products in its catalogs if the Company has purchased such WP Products for sale on the Company's websites).

     WPcom hereby grants to the Company (for use on its websites and, with WPcom's consent, on other materials and for other uses) a limited, non-exclusive, license to reproduce and display the WPcom Marks during the term of this Agreement on the following terms and conditions:

     (i) The Company will use the WP Marks strictly in accordance with the terms of this Agreement, and no unauthorized use of the WP Marks shall be permitted. The Company further agrees to comply with any reasonable requirements or instructions of WPcom regarding the use of the WP Marks which WPcom reasonably and in good faith deems to be necessary to preserve WPcom's proprietary interest therein or the goodwill associated therewith.

     (ii) The Company hereby admits and recognizes WPcom's exclusive ownership of the WP Marks and shall not challenge the validity of or attempt to register any of the WP Marks or its interest therein as a licensee, nor will it adopt any derivative or confusingly similar names, brands or marks or create any combination marks with the WP Marks. The Company shall place a registration symbol or trademark symbol (as appropriate) with all uses and/or applications of the WP Marks and as reasonably requested by WPcom.

     (iii) Except as expressly provided by this Agreement, the Company agrees it shall acquire no right, title or interest to the WP Marks, or the goodwill of WPcom associated therewith.

     (iv) WPcom's authorized representatives shall have the right upon reasonable notice and during normal business hours to confer with the Company's management and to review the Company's methods of operations for the purpose of assuring WPcom that the WP Marks are being used in compliance with this Agreement.

     (v) Upon the termination of this Agreement, the Company shall promptly and permanently cease to use in any manner whatsoever the WP Marks and all advertising materials, displays, stationery, forms and other manifestations of the WP Marks.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 Indemnification Obligations of Gaiam.com. Gaiam.com shall reimburse, defend and hold harmless WPcom and its Affiliates, each of their respective officers, directors, shareholders, subsidiaries, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the 'WPcom Indemnified Parties') from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) (collectively, 'Losses') arising out of, relating to or consisting of:

     (a) any breach of any  representation  or  warranty  made by  Gaiam.com  in
Article IV of this Agreement;

     (b) any breach of any covenant, agreement or undertaking made by Gaiam.com in this Agreement;

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the WPcom Indemnified Parties described in this Section 8.1 as to which the WPcom Indemnified Parties are entitled to indemnification are collectively referred to as 'WPcom Losses.' Any diminution in the $6.0 million value of the Company Class A Preferred shares acquired by WPcom pursuant to the merger of Gaiam.com into the Company, to the extent such diminution arises from a breach of representation, warranty or covenant as to which the WPcom Indemnified Parties are entitled to indemnification shall also be included within the 'WPcom Losses.

     8.2 Indemnification Obligations of WPcom. WPcom shall indemnify and hold harmless Gaiam and its respective Affiliates, each of its respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the 'Gaiam Indemnified Parties') from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) any breach of any representation or warranty made by WPcom in Article III in this Agreement; and

     (b) any breach of any covenant, agreement or undertaking made by WPcom in this Agreement.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Gaiam Indemnified Parties described in this Section 8.2 as to which the Gaiam Indemnified Parties are entitled to indemnification are collectively referred to as 'Gaiam Losses.'

     8.3 Indemnification Procedure. Promptly after receipt by a WPcom Indemnified Party or a Gaiam Indemnified Party (collectively referred to as an 'Indemnified Party') of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any WPcom Losses or Gaiam Losses (as the case may be), such Indemnified Party shall notify WPcom (on the one hand) or Gaiam (on the other hand), whoever is the appropriate indemnifying party under this Section (the 'Indemnifying Party'), within 21 days of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 30 days thereafter, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 30-day period, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel or other representative as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Section, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Section without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim or
(ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its Affiliates from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of any Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Section unless (i) simultaneously with the effectiveness of such settlement, compromise or consent, the Indemnifying Party pays in full any obligation imposed on the Indemnified Party by such settlement, compromise or consent and
(ii) such settlement, compromise or consent does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's affiliates or requires any such party to admit guilt, fault or liability.

     In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined under this Section 8.3.

     8.4 Restrictions on Claims. Notwithstanding anything to the contrary set forth in this Agreement:

     (a) An Indemnified Party shall make no claim against an Indemnifying Party for indemnification under the Article VIII for indemnification unless and until the aggregate amount of such claims against the Indemnifying Party exceeds $250,000.

     (b) The aggregate liability of an Indemnifying Party for Losses under this Agreement shall not exceed $1,000,000.

     8.5 Claims Period. For purposes of this Agreement, a 'Claims Period' shall be the time period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement shall commence on the date of this Agreement and shall terminate as follows:

     (a) with respect to Losses arising with respect to any breach of any representation or warranty in Sections 3.1, 3.3, 3.4, 3.14, 4.1, 4.3, 4.4 and 4.14, the Claims Period shall continue indefinitely; and

     (b) with respect to Losses arising with respect to any breach of any other representation or warranty, the Claims Period shall continue until the first anniversary of this Agreement.

     8.6 Other Indemnification. Subject to the provisions and limitations of this Article VIII, Gaiam agrees to reimburse, defend and hold harmless the Company from and against any Losses arising from any inaccuracy in the representations and warranties contained in Section 4.7(i), 4.8 or 4.13 of this Agreement.

                                   ARTICLE IX
                                   TERMINATION

     9.1 Events of Termination. Either of the Parties may terminate this Agreement as provided below:

     (a) Gaiam and WPcom may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) Gaiam may terminate this Agreement by giving written notice to WPcom at any time prior to the Closing (i) in the event WPcom has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Gaiam has notified WPcom of the breach, and the breach has continued without cure for a period of 7 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the Drop Date (as defined below) by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from Gaiam itself breaching any representation, warranty, or covenant contained in this Agreement); and

     (c) WPcom may terminate this Agreement by giving written notice to Gaiam at any time prior to the Closing, (i) in the event Gaiam has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, WPcom has notified Gaiam of the breach, and the breach has continued without cure for a period of 7 days after the notice of breach or (ii) at any time prior to Closing, if the Closing shall not have occurred on or before the Drop Date by reason of the failure of any condition precedent under
Section 6.2 hereof (unless the failure results primarily from WPcom breaching any representation, warranty, or covenant contained in this Agreement).

For purposes of this Agreement, the 'Drop Date' shall mean June 30, 2000.

     9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.4 above shall survive any such termination.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Parties Obligated and Benefited. Subject to the limitations set forth below, this Agreement will be binding upon the Parties and their respective permitted assigns and successors in interest and will inure solely to the benefit of the Parties and their respective permitted assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. In connection with any such assignment or delegation, the transferring Party shall remain subject to all of its obligations hereunder, pursuant to this Agreement.

     10.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

                  If to the Company:

                           360 Interlocken Blvd., Suite 300
                           Broomfield, Colorado 80021
                           Telephone (303) 222-3695
                           Attn: President

                           With a copy to:

                           James L. Palenchar, Esq.
                           Bartlit Beck Herman Palenchar & Scott
                           1899 Wynkoop Street, 8th Floor
                           Denver, CO 80202

                  If to Gaiam:

                           360 Interlocken Blvd., Suite 300
                           Broomfield, Colorado 80021
                           Telephone (303) 222-3695
                           Attn: President

                           With a copy to:

                           James L. Palenchar, Esq.
                           Bartlit Beck Herman Palenchar & Scott
                           1899 Wynkoop Street, 8th Floor
                           Denver, CO 80202

                  If to WPcom:

                           WholePeople.com, Inc.
                           1500 E. 128th St.
                           Thornton, Colorado  80241
                           Attention:   John Mackey

                           With a copy to:

                           Bruce Hallett
                           Hallett & Perrin, PC
                           717 N. Harwood, 14th Floor
                           Dallas, Texas 75201
                           Telephone (214) 922-4120

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 10.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section 10.2, except that any notice of a change of address will be effective only upon actual receipt.

     10.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

     10.4 Amendment or Waiver. This Agreement or any of its provisions may not be amended, modified or waived except in a writing that refers to this Agreement that is signed by the parties to this Agreement. Any condition to the obligations of the parties may be waived by a writing duly executed on behalf of the party who is the beneficiary of such condition. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

     10.5 Captions. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

     10.6 Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     10.7 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word 'include' and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

     10.8 Further Actions. The Parties will execute and deliver, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and the Transaction
Agreements and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement and the Transaction Agreements.

     10.9 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

     10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute a single agreement.

     10.11 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement), contains the entire agreement of the Parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter of this Agreement.

     10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

     10.13 Construction. This Agreement has been negotiated by Gaiam, WPcom and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     10.14 Expenses. Except as otherwise expressly provided in this Agreement, each Party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

     10.15 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party.

     10.16 References. Numerical or alphabetic references to Recitals, Articles, sections, paragraphs, Schedules, exhibits and appendices in this Agreement are to Recitals, Articles, sections, paragraphs, Schedules and Exhibits of this Agreement unless otherwise stated.

     10.17 Third Party Rights. The parties do not intend to confer any benefit under this Agreement upon any person, firm or corporation other than the parties to this Agreement.

     10.18 Titles and Headings. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

     10.19 Pronouns; Dollar Amounts, Etc. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the context requires. Unless otherwise specified, all dollar amounts in this Agreement are in United States dollars.

     The Parties have executed this Agreement as of the day and year first above written, as amended on July 10, 2000
 .
                                              GAIAM, INC.

                                              By: /S/ JIRKA RYSAVY
                                              Title: Chairman


                                              WHOLEPEOPLE.COM, INC.

                                              By: /S/ BETSY FOSTER
                                              Title: VP/CFO


                                              WP INTERNET COMPANY

                                              By: /S/ BETSY FOSTER
                                              Title: VP/CFO


                                              WPCOM COLORADO, INC.

                                              By: /S/ BETSY FOSTER
                                              Title: VP/CFO


                                              GAIAM.COM, INC.

                                              By: /S/ JIRKA RYSAVY
                                              Title: Chairman


                                              GNEWCO, INC.

                                              By: /S/ JIRKA RYSAVY
                                              Title: Chairman